UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 27, 2006
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1                  REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01                  Entry into a Material Definitive Agreement.

We have entered into a binding letter of intent with Mr. Robert C. Shook (“Shook”) of Casper, Wyoming, to acquire three separate uranium projects located in northeast Wyoming in the central portion of the Power River Basin. The three projects are named West Flank, North Rolling Pin and C-line.

The locations of these three properties are adjacent to, or nearby mining claims already owned by Uranerz Energy, including our West North Butte, Nichols Ranch, Hank, and Doughstick properties, thus providing synergistic opportunities for potential in-situ recovery mine development. The surface area covered by these acquisitions is on land already covered by Uranerz Energy’s surface use agreement with the rancher.

The total purchase price for the three project acquisitions will be $3,120,000. The Letter of Intent provides for a 35-day due diligence period to review all reports, maps, drill logs and like material covering the Uranium properties that Shook has in his possession or control and a title search will be performed. Uranerz Energy may elect, at its sole discretion, to cancel the Letter of Intent and not close on the transaction if the Company is not satisfied with the results of the due diligence.

End.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

	By:	/s/ “Dennis L. Higgs”
DATE: January 3, 2007		Dennis L. Higgs
Chairman